Exhibit (a) (6)

AMENDED AND RESTATED WRITTEN INSTRUMENT
 DESIGNATING AND ESTABLISHING SERIES AND CLASSES

This Amended and Restated Written Instrument Designating and Establishing Series and Classes is effective as of [•], 2018 (this “Amendment”). This Amendment consolidates the prior actions taken by the Trustees of Hennessy Funds Trust (the “Trust”) to designate and establish series and classes pursuant to Section 2.6 of Article II of the Trust Instrument of the Trust, as amended and supplemented, excluding series that have been terminated and liquidated prior to the date of this Amendment. The following are the series and classes of the Trust as of the date of this Amendment. Each of the two classes of shares, “Investor Class” and “Institutional Class,” shares all of the relative rights and preferences of the other class.

Series	Investor Class	Institutional Class
Hennessy Cornerstone Growth Fund	HFCGX	HICGX
Hennessy Focus Fund	HFCSX	HFCIX
Hennessy Cornerstone Mid Cap 30 Fund	HFMDX	HIMDX
Hennessy Cornerstone Large Growth Fund	HFLGX	HILGX
Hennessy Cornerstone Value Fund	HFCVX	HICVX
Hennessy Total Return Fund	HDOGX	N/A
Hennessy Equity and Income Fund	HEIFX	HEIIX
Hennessy Balanced Fund	HBFBX	N/A
Hennessy Gas Utility Fund	GASFX	HGASX
Hennessy BP Energy Fund	[•]	[•]
Hennessy BP Midstream Fund	[•]	[•]
Hennessy Small Cap Financial Fund	HSFNX	HISFX
Hennessy Large Cap Financial Fund	HLFNX	HILFX
Hennessy Technology Fund	HTECX	HTCIX
Hennessy Japan Fund	HJPNX	HJPIX
Hennessy Japan Small Cap Fund	HJPSX	HJSIX

* * *

OFFICER’S CERTIFICATE

The undersigned, being the duly elected, qualified and active Executive Vice President and Secretary of Hennessy Funds Trust (the “Trust”), hereby certifies that the foregoing instrument amending and restating all designated and established classes of interests of all of the current series of the Trust was duly adopted pursuant to Section 2.6 of Article II of the Trust Instrument of the Trust, as amended and supplemented to date.

Dated as of: [•], 2018
______________________________________________
Daniel B. Steadman
Executive Vice President and Secretary